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                                                                 Exhibit (a)(5)


                         EDUCATION LENDING GROUP, INC.

                                EXCHANGE OFFER
                                   FOR UP TO
                       16,300,866 SHARES OF COMMON STOCK

To: BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

   Education Lending Group, Inc. ("Education Lending Group") is offering to exchange, subject to the terms and conditions set forth in the Prospectus, dated August 11, 2003 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), one share of Common Stock, par value $.001 per share (the "Common Stock") (registered by the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 7, 2003), for each currently outstanding (on a fully diluted basis) share of Common Stock, par value $.001, of Education Lending Group (the "Exchange Offer"). Subject to the terms and conditions of the Exchange Offer, Education Lending Group will issue one registered share of Common Stock in exchange for up to 16,300,866 shares of Common Stock, representing 100% of the outstanding shares of Common Stock on a fully diluted basis that, in each case, are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. For a more detailed description of the purpose of the Exchange Offer and the Common Stock that Education Lending Group is proposing to issue in the Exchange Offer, please see the sections of the Prospectus titled "The Exchange Offer--Purpose of Exchange Offer," and "The Exchange Offer--Description and Effect of Exchange Offer." Education Lending Group reserves the right to terminate or amend the Exchange Offer, in its sole and absolute discretion, in accordance with the terms set forth in the sections of the Prospectus titled "The Exchange Offer--Conditions to the Exchange Offer," and "The Exchange Offer--Expiration Date; Extension and Amendment." We also reserve the right, in our sole and absolute discretion, to extend the period of time during which the Exchange Offer is open. The Exchange Offer is open to all holders of our Common Stock and is subject to customary conditions. Subject to applicable securities laws and the terms set forth in the Prospectus, Education Lending Group reserves the right to waive any and all conditions other than receipt of necessary government approvals on or before the expiration of the Exchange Offer.

   We are requesting that you contact your clients for whom you hold Common Stock regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Common Stock registered in your name or in the name of your nominee, or who hold Common Stock registered in their own names, we are enclosing the following documents:

    1. The Prospectus;

    2. The Letter of Transmittal for your use and for the information of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if (a) certificates for the Common Stock are not immediately available,
       (b) time will not permit the certificates for the Common Stock or other required documents to reach the Exchange Agent before the expiration of the Exchange Offer or (c) the procedure for book-entry transfer cannot be completed prior to the expiration of the Exchange Offer;

    4. A form of letter which may be sent to your clients for whose account you hold Common Stock registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with respect to the Exchange Offer;

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. Return envelopes addressed to Interwest Transfer Co., Inc., the Exchange Agent for the Exchange Offer.

   YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., EASTERN STANDARD TIME, ON SEPTEMBER 22, 2003 (THE "EXPIRATION DATE"). EDUCATION LENDING GROUP, IN ITS SOLE AND ABSOLUTE DISCRETION, MAY EXTEND THE EXCHANGE OFFER. COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

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   Unless a holder of Common Stock complies with the procedures described in the Prospectus under the section titled "The Exchange Offer--Guaranteed Delivery Procedures," the holder must do one of the following on or prior to the Expiration Date to participate in the Exchange Offer:

    1. Tender all or a portion of its Common Stock by sending the certificates for the Common Stock, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal to Interwest Transfer Co., Inc., as Exchange Agent, at the address listed in the Prospectus under the section titled "The Exchange Offer--Exchange Agent"; or

    2. Tender the Common Stock by using the book-entry procedures described in the Prospectus under the sections titled "The Exchange Offer--Procedures for Tendering Outstanding Stock," and "The Exchange Offer--Book Entry Transfer" and transmitting a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message, as defined below, instead of the Letter of Transmittal, to the Exchange Agent.

   For a book-entry transfer to constitute a valid tender of Common Stock in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a "Book-Entry Confirmation") of the Common Stock into the Exchange Agent's applicable account at The Depository Trust Company prior to the Expiration Date. The term "Agent's Message" means a message, transmitted by the Depository Trust Company and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering holder of Common Stock that the holder has received and has agreed to be bound by the Letter of Transmittal.

   If Common Stock is to be tendered in the Exchange Offer, but (a) the certificates for the Common Stock are not immediately available, (b) time will not permit the certificates for the Common Stock or other required documents to reach the Exchange Agent before the Expiration Date or (c) the procedure for book-entry transfer cannot be completed before the Expiration Date, a tender of Common Stock may be effected by following the Guaranteed Delivery Procedures described in the Prospectus under the section titled "The Exchange Offer--Guaranteed Delivery Procedures."

   Education Lending Group will not make any payments to brokers, dealers or other persons for soliciting acceptances of the Exchange Offer. Education Lending Group will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Common Stock held by them as nominee or in a fiduciary capacity. Education Lending Group will pay or cause to be paid all stock transfer taxes resulting from the exchange of Common Stock in the Exchange Offer, except as set forth in the Letter of Transmittal.

   Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Interwest Transfer Co., Inc., the Exchange Agent for the Exchange Offer, at the address and telephone number set forth in the Prospectus under the section titled "The Exchange Offer--Exchange Agent".

                                          Very truly yours,

                                          EDUCATION LENDING GROUP, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF EDUCATION LENDING GROUP OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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